                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  GALAGEN INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement, if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/    No fee required.
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction
                  applies:

                  --------------------------------------------------------------

               2) Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

               3) Per  unit  price or  other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

               4) Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

               5) Total fee paid:

                  --------------------------------------------------------------

/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               1) Amount Previously Paid:

                  --------------------------------------------------------------

               2) Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

               3) Filing Party:

                  --------------------------------------------------------------

               4) Date Filed:

                  --------------------------------------------------------------

                                  GALAGEN INC.
                                1275 RED FOX ROAD
                          ARDEN HILLS, MINNESOTA 55112
                                 (651) 634-4230


                                                                  April 14, 2000

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of GalaGen Inc. to be held at Radisson Hotel Metrodome, 615 Washington Avenue Southeast, Minneapolis, Minnesota, commencing at 10:30 a.m., Central Daylight Time, on Tuesday, May 23, 2000.

         The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

         We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.


                                       Sincerely,




                                       Robert A. Hoerr, M.D., Ph.D.
                                       CHAIRMAN AND CHIEF TECHNOLOGY OFFICER

                                  GALAGEN INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  MAY 23, 2000

--------------------------------------------------------------------------------



         The Annual Meeting of Stockholders of GalaGen Inc. (the "Company") will be held at Radisson Hotel Metrodome, 615 Washington Avenue Southeast, Minneapolis, Minnesota, on Tuesday, May 23, 2000, commencing at 10:30 a.m., Central Daylight Time, for the following purposes:

          1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

          2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

          3. To transact such other business as may properly be brought before the meeting.

         The Board of Directors of the Company has fixed March 27, 2000 as the record date for the meeting and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

         YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.


                                    By Order of the Board of Directors,


                                    Robert A. Hoerr, M.D., Ph.D.
                                    CHAIRMAN AND CHIEF TECHNOLOGY OFFICER

Arden Hills, Minnesota
April 14, 2000

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------


                               GENERAL INFORMATION

         The enclosed proxy is being solicited by the Board of Directors (the "Board of Directors" or "Board") of GalaGen Inc., a Delaware corporation (the "Company"), for use in connection with the Annual Meeting of Stockholders to be held on Tuesday, May 23, 2000, at Radisson Hotel Metrodome, 615 Washington Avenue Southeast, Minneapolis, Minnesota, commencing at 10:30 a.m., Central Daylight Time, and at any adjournments thereof. Only stockholders of record at the close of business on March 27, 2000 will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or by properly signing and duly returning a proxy bearing a later date.

         The address of the principal executive office of the Company is 1275 Red Fox Road, Arden Hills, Minnesota 55112 and the Company's telephone number is
(651) 634-4230. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about April 14, 2000.

         The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telecopier, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

         The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on March 27, 2000, there were 10,493,962 shares of Common Stock of the Company issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

         Provided a quorum is present at the meeting, directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote and any other matters considered at the meeting shall be decided by an affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to such matters. Proxies marked to abstain with respect to a proposal have the same effect as shares submitted with a "withhold" or "against" vote for such proposal. Broker non-votes are not considered as votes for or against a proposal.

         A majority of the shares of the Common Stock of the Company entitled to vote shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes are counted as being present in person or represented by proxy at the meeting and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present at the meeting, the stockholders present, by vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote, may adjourn the meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth, as of April 1, 2000, the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially hold more than 5% of the outstanding Common Stock, (ii) each director or nominee for director of the Company, (iii) each officer of the Company named in the Summary Compensation Table on page 8, and (iv) all executive officers and directors of the Company as a group. Except as otherwise noted, the listed beneficial owner has sole voting and investment power with respect to the listed shares.


                    NAME AND ADDRESS                              AMOUNT AND NATURE OF               PERCENTAGE OF
                  OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP (1)         OUTSTANDING SHARES
                  -------------------                          ------------------------         ------------------
Perkins Capital Management (2)..........................                     1,392,500                       13.3%
      730 East Lake Street
      Wayzata, MN 55391
Land O'Lakes, Inc.......................................                     1,194,383                        11.3
      4001 Lexington Ave. N.
      Arden Hills, MN 55126
Lombard Odier & Cie.....................................                     1,015,000                         9.7
      11, re de la Corraterie
      1204 Geneva, Switzerland
Helmut B. Breuer........................................                         2,000                           *
Henry J. Cardello.......................................                       227,500                         2.1
Austen S. Cargill II, Ph.D..............................                        10,000                           *
Robert A. Hoerr, M.D., Ph.D.............................                       200,456                         1.9
Ronald O. Ostby (3).....................................                     1,224,383                        11.6
Winston R. Wallin ......................................                       245,707                         2.3
Eileen F. Bostwick, Ph.D................................                        69,130                           *
Michael E. Cady.........................................                        76,700                           *

All executive officers and directors
      as a group (9 persons) (3)........................                     2,055,876                        18.4

--------------------

 *   Represents less than 1%.

(1) The number of shares listed for the following beneficial owners includes the following numbers of shares issuable under options and warrants exercisable within 60 days of April 1, 2000: Land O'Lakes, Inc. ("Land O'Lakes"), 35,779 shares; Henry J. Cardello, 227,500 shares; Austen S. Cargill II, Ph.D., 10,000 shares; Robert A. Hoerr, M.D., Ph.D., 189,333 shares; Ronald O. Ostby, 65,779 shares; Winston R. Wallin, 45,707 shares; Eileen F. Bostwick, Ph.D., 58,507 shares; Michael E. Cady, 58,714 shares and all executive officers and directors as a group, 655,540 shares.

(2) Based on a Statement on Schedule 13G filed by Perkins Capital Management dated February 2, 2000.

(3) Mr. Ostby is the Land O'Lakes representative serving on the Board. The shares listed as being beneficially owned include 1,194,383 shares beneficially owned by Land O'Lakes, which are the same shares listed as being beneficially owned by Land O'Lakes.

                              ELECTION OF DIRECTORS

         The Company's By-Laws provide that the number of directors constituting the Board of Directors shall be fixed from time to time by resolution of the Board. The Board of Directors has fixed the size of the Board to be elected at the meeting at six and has nominated the six current members of the Board. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire Board.

         Directors elected at the meeting will serve until the next annual meeting of stockholders or until their successors are elected and qualified. Each nominee named below has indicated a willingness to serve as a director for the ensuing year. In case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

         Information regarding the nominees is set forth below.

NAME                                                       AGE       DIRECTOR SINCE

Robert A. Hoerr, M.D., Ph.D.......................         50        August 1996

Helmut B. Breuer (1) (2)..........................         63        June 1999

Henry J. Cardello.................................         48        January 1999

Austen  S. Cargill II, Ph.D. (2)..................         49        March 1999

Ronald O. Ostby (2)...............................         62        August 1994

Winston R. Wallin (1).............................         74        April 1993

-----------------------

(1)   Member of Compensation Committee
(2)   Member of Audit Committee

         Robert A. Hoerr, M.D., Ph.D., was named Chairman of the Board and Chief Technology Officer in March 2000. Dr. Hoerr served as Vice President, Medical and Regulatory Affairs of the Company from January 1993 to December 1993, Senior Vice President from December 1993 to February 1994, President and Chief Operating Officer of the Company from February 1994 to September 1994, President and Chief Executive Officer from September 1994 to November 1998 and Chairman of the Board and Chief Executive Officer from November 1998 to March 2000. Dr. Hoerr was Director of Medical Affairs for Sandoz Nutrition Ltd., an international nutrition company (now Novartis Nutrition Ltd., a division of Novartis Consumer Health Products, Ltd.), a research-based nutrition company, from March 1990 to January 1993. From 1986 to 1990, Dr. Hoerr was Research Scientist and Assistant Program Director at the Clinical Research Center, Massachusetts Institute of Technology ("MIT"). Dr. Hoerr received his A.B. in Biology from Indiana University, his M.D. from Indiana University School of Medicine and his Ph.D. in Nutritional Biochemistry and Metabolism from MIT.

         Helmut B. Breuer, since January 1997, has served as a consultant and Chairman of the Advisory Board of Lombard Odier Nutrition Fund, a mutual fund based in Zurich, Switzerland that invests exclusively in science-based nutrition companies worldwide. Prior to January 1997, Mr. Breuer was responsible for the global Medical Nutrition and Infant Nutrition businesses for Sandoz Nutrition Ltd., an international nutrition company (now Novartis Nutrition Ltd., a division of Novartis Consumer Health Products, Ltd.) from October 1992 to January 1997.

         Henry J. Cardello, was named President and Chief Executive Officer in March 2000. Mr. Cardello served as President from January 1999 to March 2000, and had been advising the Company since April 1998 through Marketing Ventures of America, Inc. ("MVA"), a consumer-marketing firm that specializes in commercializing consumer-based products, of which he has been Chairman and President since July 1987. Prior to July 1987, Mr. Cardello was President of Sunkist Soft Drinks, Inc., a unit of Cadbury Schweppes, Vice President of Marketing for Cadbury's Canada Dry business and Director of Marketing for Coca-Cola USA. Additionally, Mr. Cardello has held several brand management positions with Anheuser-Busch and General Mills, Inc. Mr. Cardello received his B.S. degree in engineering from Lehigh University and his M.B.A. from The Wharton Graduate School of Business.

         Dr. Austen S. Cargill II joined Cargill, Inc., an international marketer, processor and distributor of agricultural, food, financial and industrial products company ("Cargill") in 1984 and has served in numerous positions. Dr. Cargill has served as Corporate Vice President since 1998 and has been Director of Research and Development worldwide since June 1996. He served as Director of Corporate Food Safety from January 1990 to December 1998. Dr. Cargill established and currently supervises Cargill's Nutraceuticals Product Line. He is also a member of the American Association for The Advancement of Science and the Institute of Food Technologists. Dr. Cargill received his B.S. and M.S. degrees from the University of Minnesota and his Ph.D. in fisheries ecology from Oregon State University. Dr. Cargill also serves as a director of Cargill, Renessen (Cargill's joint venture with Monsanto Company) and the Boyce Thompson Plant Research Institute.

         Ronald O. Ostby served as Group Vice President and Chief Financial Officer of Land O'Lakes, a Minnesota-based dairy cooperative, from 1986 to December 1999. He served in various capacities at The Pillsbury Company, an international food company, from 1961 until 1984, most recently as Vice President of Finance and Planning. Mr. Ostby was Vice President of Finance and Chief Financial Officer of Ag Processing, Inc., an oil seed processing company, from 1984 to 1986.

         Winston R. Wallin served as Chairman of the Board of Directors of Medtronic, Inc., the world's leading manufacturer of cardiac pacemakers, from January 1986 to August 1996. Mr. Wallin also served as Chief Executive Officer of Medtronic from June 1985 to April 1991 and as President of Medtronic from June 1985 to March 1989. He has served as Chairman Emeritus of the Board of Directors of Medtronic since August 1996. Prior to joining Medtronic, Mr. Wallin was with The Pillsbury Company for 37 years, last serving as its President, Chief Operating Officer and Vice Chairman. Mr. Wallin also serves as a director of Integ Incorporated.

         Land O'Lakes has an understanding with the Company that the Company will nominate a representative from Land O'Lakes for election to the Board of Directors so long as Land O'Lakes remains a significant stockholder.
Mr. Ostby is the current Land O'Lakes representative on the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Board has not appointed a nominating committee. The Audit Committee, among other duties, reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company's independent auditors and approves additional services to be provided by the auditors. The Audit Committee also reviews the activities of the Company's accounting staff and reviews audited financial statements of the Company and is responsible for determining the consideration to be received for stock issued by the Company in any private or public offering by the Company. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and key employees.

BOARD AND COMMITTEE MEETINGS AND MEETING ATTENDANCE

         The Board of Directors met five times and took action in writing in lieu of a meeting on one occasion during 1999. The Audit Committee met two times during 1999. The Compensation Committee met one time during 1999 and took action in writing in lieu of a meeting on one occasion during 1999. Each incumbent director attended more than 75% of the meetings of the Board of Directors and Board committees on which he serves, with the exception of Mr. Breuer who became a director in June of 1999, and attended 67% of the meetings of the Board of Directors and committees on which he serves.

DIRECTOR COMPENSATION

         Upon election or appointment to the Board of Directors, each non-employee director is automatically granted a non-qualified stock option to purchase 30,000 shares of Common Stock at its fair market value on the date of grant. These options have a term of ten years and vest ratably over three years at the end of each year. In 1999, Mr. Breuer and Dr. Cargill each received a stock option grant under the Company's 1997 Incentive Plan pursuant to this policy.

         Each non-employee director receives an automatic grant of 30,000 shares of Common Stock at its fair market value on the date of grant upon the full vesting of each succeeding grant, providing the non-employee director continues to serve on the Board. The options have a term of ten years and vest ratably over 3 years at the end of each year. In 1999, Mr. Ostby and Mr. Wallin each received a stock option grant under the Company's 1992 Stock Plan pursuant to this policy.

         Each director is reimbursed for expenses for attending Board of Directors meetings. Other than the foregoing, the Company has no regular compensation arrangements with its directors.


                      REPORT OF THE COMPENSATION COMMITTEE

         The general compensation policies of the Company and the specific compensation for each of the Company's executive officers are established by the Compensation Committee, comprised entirely of non-employee directors.

         The Company's executive compensation program for executive officers is designed to attract, retain and reward executives who are capable of leading the Company in the achievement of its business objectives. All decisions by the Compensation Committee relating to the compensation of the Company's officers are reviewed and approved by the Board.

EXECUTIVE COMPENSATION PHILOSOPHY

         The Company's compensation program for executive officers is designed to promote the financial performance, business strategies and other values and objectives of the Company. This program seeks to enhance stockholder value by linking the financial interests of the Company's executives with those of its stockholders. Under the guidance of the Compensation Committee, the Company has developed and implemented an executive compensation program to achieve the following objectives:

         - To provide formal performance appraisals as measured against objectives.

         - To provide compensation that will attract, retain and reward executives of superior talent who will contribute to the success of the Company.

         - To align executives' interests with the Company's by linking a portion of compensation to the long-term success of the Company by providing executives with equity ownership in the Company.

         The Company's executive compensation program consists of the following elements:

         - BASE SALARY determined by individual contributions and sustained performance within an established competitive salary range.

         - INCENTIVE COMPENSATION which rewards executives for attaining pre-determined Company goals which create stockholder value through an increase in the market value of the Company's Common Stock.

         - OTHER COMPENSATION which includes certain benefits, such as employee relocation, medical benefits, a 401(k) Savings Plan and an Employee Stock Purchase Plan, most of which are generally available to all employees of the Company.

THE COMPENSATION PROCESS

         BASE SALARY. Base salaries for executive officers are determined by reviewing and comparing salaries, and the corresponding job descriptions, offered for similar positions reported by a survey and by reviewing salaries of persons with comparable qualifications, experience and responsibilities at other companies of comparable size in the appropriate industry. The Chief Executive Officer's salary is partly determined by this process and by other factors described below. After reviewing these salaries and job descriptions, the Company establishes a range of salaries paid for various executive positions. The Compensation Committee believes that the Company's executive base salaries should be set at the lower end of the salary ranges described above but that the overall executive compensation package should be comparable or higher than other executive compensation packages if overall Company goals and individual objectives are met. As an executive officer's level of responsibility increases, a greater portion of the total compensation package is based on incentive compensation, described below, which may cause greater variability in the individual's overall compensation package from year to year. In addition, the higher that an executive officer rises in the organization, the more the compensation package shifts to reliance on appreciation of the value of the Company's stock through stock options. The Company also strives to achieve equitable relationships both among the compensation of individual executives and between the compensation of executives and other employees throughout the organization.

         INCENTIVE COMPENSATION. Short-term cash incentive compensation for each executive officer, with the exception of the Chief Executive Officer, is determined based upon the executive's annual performance, as measured against pre-determined Company and individual goals. Under this short-term cash incentive bonus program, a bonus pool is established by the Compensation Committee from which all employees are eligible to receive bonuses at the discretion of the Compensation Committee. The amount of the pool is based upon a percentage of the total annualized base salaries of eligible employees and the achievement of corporate goals approved by the Board of Directors. Each executive officer may earn an annual targeted cash incentive from the bonus pool based upon the accomplishment of corporate goals, the achievement of individual goals set at the beginning of each year and on other subjective factors. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Compensation Committee does not use a specific formula based on these subjective criteria, but makes an evaluation of each executive officer's contributions in light of all such criteria. Such targeted cash incentive amounts range up to 45% of base salary depending upon the level of the executive officer. Long-term incentive compensation, in the form of stock options, is used to align the interests of officers and stockholders and enables executives to develop a long-term stock ownership position in the Company. Stock option grants are intended to focus executives on managing the Company from the perspective of an owner with an equity position in the business. Executives, including the Chief Executive Officer, are granted options to purchase shares of the Common Stock upon commencement of employment and are eligible for consideration of additional annual option grants at the discretion of the Compensation Committee and the Board. Factors considered (which are not given a particular relative weighting) include increases in the level of responsibility, promotions, sustained exceptional performance over a period of years and overall stock performance. In granting new options, the Compensation Committee takes into account the number of options already granted to an officer. Stock options are granted at an option price equal to the fair market value of the Common Stock on the date of grant and generally vest over a five-year period. Although an executive's past performance is considered when awarding incentive compensation, the Company's desire to retain an individual is also a consideration in this determination.

         OTHER COMPENSATION. The Company's executives are entitled to relocation benefits upon commencement of employment. They also receive medical benefits and participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. Executive officers of the Company are also eligible to participate in the Company's Employee Stock Purchase Plan. The plan is available to virtually all employees of the Company and generally permits participants to purchase Common Stock at a discount of 15% from fair market value at the beginning or end of the applicable purchase periods.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Compensation Committee evaluates the performance and fixes the base salary of the Chief Executive Officer on an annual basis based in part on the compensation package data discussed above and the Compensation Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its development. In addition, the Compensation Committee also considers significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing the Company's strategic direction. Any incentive compensation is entirely dependent on the accomplishment by the Company of certain corporate goals approved by the Board and the Company's ability to pay. Factors considered by the Compensation Committee in determining the Chief Executive Officer's base salary and cash bonus, if any, are not subject to any specific weighting factor or formula.

         In determining the Chief Executive Officer's base salary for 1999 as reported in the Summary Compensation Table on page 8, the Committee considered the comparative compensation data and performance factors discussed above. The 1999 base salary for all executive officers, excluding the Chief Executive Officer, were changed from the base salary set in 1998 based upon the criteria discussed above. No annual cash bonuses were paid to the Chief Executive Officer or to any of the other executive officers for 1999.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. Compensation is not subject to the deduction limit if certain requirements are met, including that the compensation be performance-based. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

                                                     COMPENSATION COMMITTEE

                                                     Helmut B. Breuer
                                                     Winston R. Wallin, Chairman

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation for the years ended December 31, 1999, 1998 and 1997 of the Chief Executive Officer of the Company and the three other executive officers of the Company earning salary and bonus compensation in excess of $100,000 for 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

--------------------------------------- ------- -------------------------- ------------------ -----------------------
                                                                              Long-Term
                                                   Annual Compensation       Compensation
                                                                              Securities
                                                                              Underlying              All Other
     Name and Principal Position         Year      Salary        Bonus     Options (Shares)       Compensation
--------------------------------------- ------- -------------- ----------- ------------------ -----------------------
Robert A. Hoerr, M.D., Ph.D.             1999     $200,000         $  -0-       115,000            $   9,704 (3)
    Chairman of the Board and Chief      1998      200,000            -0-       379,895 (2)            9,570 (3)
    Executive Officer (1)                1997      200,000            -0-        73,000               10,411 (3)

Henry J. Cardello                        1999     $240,000            -0-       365,000            $   2,108 (5)
    President (4)                        1998          ---                      137,500 (6)          342,000 (7)

Eileen F. Bostwick, Ph.D.                1999     $110,000            -0-        14,000            $   1,744 (8)
    Vice President,                      1998      105,000            -0-       123,159 (2)            1,653 (8)
    Research and Development             1997      105,000            -0-        19,400                1,520 (8)

Michael E. Cady                          1999     $120,000            -0-        12,000            $   1,914 (9)
    Vice President,                      1998      115,000            -0-       123,159 (2)            1,827 (9)
    Manufacturing and Engineering        1997      115,000            -0-        24,300                3,012 (9)

--------------------------------------- ------- -------------- ----------- ------------------ -----------------------

(1) Dr. Hoerr was named Chairman of the Board and Chief Technology Officer in March 2000.

(2) Of the options granted to the Named Executive Officers in 1998, 368,644 were replacement options granted in connection with a May 13, 1998 stock option repricing. Of these replacement options, 229,895 were granted to Dr. Hoerr, 67,083 were granted to Dr. Bostwick, and 71,666 were granted to Mr. Cady.

(3) Amount reflects payment by the Company of premiums for a life insurance policy and premium payments of group life insurance in excess of $50,000 the proceeds of which are both payable to a beneficiary chosen by Dr. Hoerr. Also includes payment by the Company of premiums for long-term disability policies the proceeds of which are payable to Dr. Hoerr.

(4) Mr. Cardello began his employment with the Company in January 1999 as President and was named President and Chief Executive Officer in March 2000.

(5) Amount reflects premium payments of group life insurance in excess of $50,000 the proceeds of which are payable to a beneficiary chosen by Mr. Cardello.

(6) Amount reflects warrants to purchase Common Stock issued to Mr. Cardello for services performed under a consulting agreement with MVA, a consumer-marketing firm that specializes in commercializing consumer-based products.

(7) Amount reflects fees and expenses made to MVA, of which Mr. Cardello is Chairman and President, for the consulting services of Mr. Cardello.

(8) Amount reflects payment by the Company of premiums for a life insurance policy of which one-half of the proceeds are payable to a beneficiary chosen by Dr. Bostwick and premium payments of group life insurance in excess of $50,000 the proceeds of which are payable to a beneficiary chosen by Dr. Bostwick.

(9) Amount reflects payment by the Company of premiums for a life insurance policy of which one-half of the proceeds are payable to a beneficiary chosen by Mr. Cady and premium payments of group life insurance in excess of $50,000 the proceeds of which are payable to a beneficiary chosen by Mr. Cady. Also includes payment by the Company of premiums for long-term disability policies the proceeds of which are payable to Mr. Cady.

STOCK OPTIONS

         The following table provides certain information concerning grants of stock options during the fiscal year ended December 31, 1999 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the table sets forth the potential realizable value over the terms of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of five percent and ten percent, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.

OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------  -------------------------------
                                         Individual Grants                               Potential Realizable
----------------------- ----------------- --------------- ------------ ------------          Value at Assumed
                                            % of Total                               Annual Rates of Stock Price
                                             Options                                   Appreciation for Option
                         Number of Shares   Granted to     Exercise                           Term (2)
                        Underlying Options  Employees in   Price Per   Expiration   --------------------------------
         Name             Granted (1)      Fiscal Year       Share        Date            5%              10%
----------------------- ----------------- --------------- ------------ ------------ ---------------- ---------------
Robert A. Hoerr,
    M.D., Ph.D.              115,000            13.8%        $1.88       12/13/09      $135,605          $343,651

Henry J. Cardello            250,000            30.1          2.09        1/01/09       329,226           834,324
                             115,000            13.8          1.88       12/13/09       135,605           343,651

Eileen F. Bostwick,
Ph.D.                         14,000             1.7          1.88       12/13/09        16,508            41,836

Michael E. Cady               12,000             1.4          1.88       12/13/09        14,150            35,859

----------------------- ----------------- --------------- ------------ ------------ ---------------- ---------------

(1) The listed options become exercisable with respect to one-fifth of the shares covered thereby on each of the first five anniversaries of the date of grant. The options each have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In the event of (i) a dissolution or liquidation of the Company, (ii) a merger, consolidation of the Company with or into any other entity, regardless of whether the Company is a surviving corporation, or a proposed statutory share exchange with any other entity, or (iii) a sale of substantially all of the assets of the Company, the listed options granted under the 1997 Incentive Plan will either be replaced with substitute options or become exercisable in full, and upon an event changing control of the Company (as defined in the 1997 Incentive
      Plan), the listed options granted under the 1997 Incentive Plan will become exercisable in full.

(2) The potential realizable value is based on the term of the option at the time of grant (ten years) and on the assumption that the fair value of the Common Stock appreciates at the indicated rate for the entire term or remaining term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

      The following table summarizes option exercises during the year ended December 31, 1999 and provides information regarding the number of all unexercised stock options held by the Named Executive Officers as of December 31, 1999, the end of the Company's last fiscal year:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

----------------------- -------------- ------------- ------------------------------- ---------------------------
                                                            Number of Shares            Value of Unexercised
                                                         Underlying Unexercised       In-the-Money Options at
                           Shares                       Options at Fiscal Year-End       Fiscal Year-End (2)
                         Acquired on      Value      ------------------------------- ---------------------------
         Name             Exercise     Realized (1)    Exercisable     Unexercisable Exercisable    Unexercisable
----------------------- -------------- ------------- ---------------- -------------- ------------- -------------
Robert A. Hoerr,
  M.D., Ph.D.                   --            --         189,333         305,562       $   -0-       $   -0-

Henry J. Cardello               --            --         227,500 (3)     275,000        32,850           -0-

Eileen F. Bostwick,
  Ph.D.                         --            --          58,507          78,652           -0-           -0-

Michael E. Cady                 --            --          58,714          76,445           -0-           -0-

(1) Calculated on the basis of the fair market value of the underlying shares of Common Stock on the date of exercise minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying shares of Common Stock at December 31, 1999, as reported by The Nasdaq Stock Market, of $1.813 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

(3) Includes warrants to purchase 137,500 shares of Common Stock issued to Mr. Cardello for services performed under a consulting agreement with MVA, a consumer-marketing firm that specializes in commercializing consumer-based products, prior to the time Mr. Cardello joined the Company.

                          COMPARATIVE STOCK PERFORMANCE

         The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from April 1, 1996 (the effective date of the initial public offering of the Company's Common Stock) through December 31, 1999 with the cumulative total return on (i) the CRSP Total Return Index for the Nasdaq Stock Market (US) and (ii) the Nasdaq Non-Financial Stocks Index. The table assumes the investment of $100 in the Company's Common Stock, the CRSP Total Return Index for the Nasdaq Stock Market
(US) and the Nasdaq Non-Financial Stocks Index on April 1, 1996, and the reinvestment of all dividends through the last trading day of the years ended December 31, 1996, 1997, 1998 and 1999, respectively

                                           April 1,      December 31,    December 31,     December 31,     December 31,
                                             1996            1996             1997             1998             1999
                                           ---------     ------------     -----------    -------------     --------------
GalaGen Inc.                                 $100           $42.943           $18.404         $21.162           $17.795
CRSP Total Return Index for the
    Nasdaq Stock Market (US)                 $100          $116.916          $143.436        $201.634          $365.063
Nasdaq Non-Financial Stocks Index            $100          $115.104          $135.042        $197.795          $380.433

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Commission. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended December 31, 1999.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Henry J. Cardello joined GalaGen Inc. as President and a member of the Board of Directors effective January 1, 1999. Previously, Mr. Cardello advised the Company from April 1998 to January 1999 through MVA, a consumer-marketing firm that specializes in commercializing consumer-based products, of which he is Chairman and President. In 1999, the Company paid MVA approximately $228,000 for purchased product development technology. Also in 1999, the Company purchased all of the outstanding shares of capital stock of Gourmet Ventures, Inc. ("GVI") for an aggregate price of approximately $117,000. Henry J. Cardello was the President of GVI and received $11,641 for his shares of GVI capital stock purchased by the Company.

         The Company is party to a number of agreements with Land O'Lakes, a 11.3% stockholder of the Company, including a license agreement, a royalty agreement and a master services agreement. Mr. Ostby, a director of the Company, was an executive officer of Land O'Lakes through December 1999.

         The Company has licensed to Land O'Lakes the rights to use the Company's existing technologies and technology improvements, as defined by the license agreement, for Land O'Lakes' use in animal products, functional foods and infant formula. The Company received a lump-sum license fee of $10,000. The Company has agreed not to compete for fifteen years in the area of animal products and functional foods based on milk and colostrum based immunoglobulin technology. Land O'Lakes has agreed not to compete for fifteen years in the areas of prescription drugs and over-the-counter drugs regulated by the Food and Drug Administration. The agreement is perpetual.

         In March 1997, Land O'Lakes granted the Company a license to use existing polyclonal antibody technology and future improvements in the development, formulation, manufacture, marketing, distribution and sale of kefir-based products, as defined in the license. In consideration of granting the Company this license, Land O'Lakes will receive a royalty of five percent from food components or ingredients sold by the Company to be included in a kefir-based product and one percent of net receipts from a kefir-based finished product sold by the Company. The Company has accrued approximately $2,700 of royalty expense to date under this agreement.

         In March 1998, the Company and Land O'Lakes signed an amended and restated license agreement (the "Restated License") in which the Company has significantly broadened its rights to develop and market functional foods. Under the Restated License, the Company can use, improve, exploit, license or share existing Procor technology, Procor technology improvements and new technologies, as defined in the Restated License, in all areas of functional foods except under certain "reserved food product" and "first refusal food product" categories. If the Company intends to engage in manufacturing or marketing any "first refusal food product", the Company must give Land O'Lakes notice of its intent, in which case Land O'Lakes can negotiate with the Company, in good faith and within a defined period of time, to undertake any part of the manufacturing or marketing areas. If the Company intends to engage in manufacturing or marketing any "reserved food product", the Company must give Land O'Lakes notice of its intent and must work only with Land O'Lakes to undertake the manufacturing or marketing of such products.

         Under the royalty agreement, the Company is required to pay Land O'Lakes a royalty on net receipts from any product which is based on its polyclonal antibody technology, including future improvements thereon, as defined by the royalty agreement. Additionally, the Company must pay a royalty on net receipts from infant formula based on new technology, as defined by the agreement. The royalty agreement continues until terminated by both parties. The Company has accrued royalty fees of approximately $3,300 under this agreement.

         Under the master services agreement, the Company may purchase services from Land O'Lakes for certain office, technology and research and development activities. The services agreement enables the Company to access expertise, on an as-needed basis, from Land O'Lakes. The cost to the Company for these services is the pro rata share of Land O'Lakes' cost. In 1999, the Company rented approximately 5,500 square feet of administrative and laboratory space from Land O'Lakes. The Company was charged approximately $377,000 for these services and space in 1999. The services agreement has been extended through December 31, 2000, and may be terminated by either party upon a one-month notice. In June 1996, the Company entered into a five-year lease agreement with Land O'Lakes in connection with the Company's manufacturing facility. The lease calls for annual payments of approximately $87,000, which amount the Company paid in 1999 under such lease.

         In December 1996, the Company entered into an operating lease with Cargill Leasing Corporation for $835,393 of manufacturing equipment for the Company's pilot plant facility. Lease payments continue for a period of seven years with the Company's option to extend for an additional 12 months. The lease calls for annual payments of approximately $131,000 and is guaranteed by Land O'Lakes.


                             APPOINTMENT OF AUDITORS

         Ernst & Young LLP, independent public accountants, have been the auditors for the Company since 1992. Upon recommendation of the Audit Committee, the Board of Directors again has selected Ernst & Young LLP to serve as the Company's auditors for the year ending December 31, 2000, subject to ratification by the stockholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

         A representative of Ernst & Young LLP will be present at the meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.



                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company, 1275 Red Fox Road, Arden Hills, Minnesota 55112, no later than December 16, 2000 for inclusion in the Proxy Statement and form of proxy for such meeting. Notice of any other stockholder proposal intended to be presented at the 2001 Annual Meeting but not intended to be included in the Company's Proxy Statement and form of proxy for such meeting must be received by the Company 60 days prior to the date fixed for the 2001 Annual Meeting of Stockholders. If, however, the date of the 2001 Annual Meeting is announced less than 70 days prior to meeting date, notice of any stockholder proposal intended to be presented at the 2001 Annual Meeting but not intended to be included in the Company's Proxy Statement and form of proxy for such meeting must be received by the Company by the tenth day following such announcement.

         If on or before March 1, 2001 the Company receives notice of a stockholder proposal intended to be presented at the 2001 Annual Meeting, the proxy solicited by the Board of Directors of the Company for use in connection with the meeting may confer authority on the proxies named therein to vote in their discretion on such proposal if the Company includes in the Proxy Statement for such meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on such matter. The proxy solicited for use in connection with the meeting may confer authority on the proxies named therein to vote in their discretion on any other proposal validly presented at the meeting without any discussion in the Company's Proxy Statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

                               ADDITIONAL MATTERS

         The Annual Report to Stockholders of the Company for 1999 is being mailed with this Proxy Statement.

         As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the proxies named therein in accordance with their best judgment.

                                        By Order of the Board of Directors,



                                        Robert A. Hoerr, M.D., Ph.D.
                                        CHAIRMAN AND CHIEF TECHNOLOGY OFFICER
Dated:  April 14, 2000

                                  GALAGEN INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             TUESDAY, MAY 23, 2000
                                   10:30 A.M.

                            RADISSON HOTEL METRODOME
                            615 WASHINGTON AVENUE SE
                              MINNEAPOLIS MN 55414

    GALAGEN INC.
    1275 RED FOX ROAD, ARDEN HILLS, MN 55112                              PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 23, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Robert A. Hoerr, M.D., Ph.D. and Henry J. Cardello, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                            -- PLEASE DETACH HERE --



          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors.  01 Robert A. Hoerr, M.D., Ph.D.  02 Helmut B. Breuer             / / Vote FOR       / / Vote WITHHELD
                            03 Henry J. Cardello             04 Austen S. Cargill II, Ph.D.      all nominees       from all
                            05 Ronald O. Ostby               06 Winston R. Wallin                (except as         nominees
                                                                                                 marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE                -----------------------------------
THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                             -----------------------------------

2.  Ratify the appointment of Ernst & Young LLP as independent auditors for               / /  For    / /  Against    / /  Abstain
    the 2000 fiscal year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                                  ---

Address Change? Mark Box  / /                                                   I plan to attend the meeting.  / /

Indicate changes below:                                             Date
                                                                             ------------------------------

                                                              -----------------------------------------------

                                                              -----------------------------------------------

                                                              Signature(s) in Box

                                                              Please sign exactly as your name(s) appear on Proxy.
                                                              If held in joint tenancy, all persons must sign.
                                                              Trustees, administrators, etc., should include title
                                                              and authority. Corporations should provide full name
                                                              of corporation and title of authorized officer
                                                              signing the proxy.